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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 1999 included in the proxy statement/prospectus of Healtheon Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Healtheon Corporation for the registration of shares of its common stock.


                                        /s/ ERNST & YOUNG LLP


Palo Alto, California
September 29, 1999